                                                                    Exhibit 99.1

            TICC ANNOUNCES $15 MILLION TRANSACTION WITH SEGOVIA, INC.

Greenwich, CT - 2/8/2005 - Technology Investment Capital Corp. (NASDAQ: TICC)
announced today that it has completed a $15 million investment in senior secured notes with warrants issued by Segovia, Inc., a leading provider of secure global voice, data, and video broadband satellite services.

ABOUT SEGOVIA, INC.

Headquartered in Herndon, Virginia, Segovia is a leading provider of secure global voice, data, and video broadband satellite services. As the first company to build a secure global internet protocol ("IP") satellite network, Segovia has become a key strategic supplier of communications to the U.S. Department of
Defense, civilian agencies, and private sector organizations. More information on Segovia can be found at www.segoviaip.com.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.

We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at
(203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.